Exhibit 99.1

NEWS RELEASE

Company contact:

Keith Kitchen, VP of Finance

kkitchen@pumatech.com

408-321-7650

PUMATECH, INC. ANNOUNCES FOURTH QUARTER 2003 RESULTS

• Company Posts Fourth Consecutive Quarter Of Revenue Growth

• Revenue For Fourth Quarter Was 66 Percent Higher Than Same Quarter Last Year

• Recent Acquisitions Expected To Bolster FY2004 Revenue

SAN JOSE, CA (08/27/03) – Pumatech, Inc. (NASDAQ NM: PUMA), a leading provider of synchronization software and services, today reported net revenue of $7,304,000 for the fourth quarter of fiscal 2003 that ended July 31, 2003 – the Company’s fourth consecutive quarter of revenue growth. This compares to revenue of $6,725,000 reported last fiscal quarter and $4,404,000 reported in the fourth quarter of fiscal 2002, and represents year-over-year revenue growth of 66 percent for the fourth fiscal quarter.

Reported loss in the fourth fiscal quarter of 2003 was $1,800,000, compared to a loss of $3,813,000 reported last fiscal quarter and a loss of $12,367,000 reported in the fourth fiscal quarter of 2002. Reported loss per share for fiscal 2003 was $.17, compared to a loss of $.77 in fiscal 2002. Pro-forma loss was $159,000 this quarter, compared to earnings of $7,000 last fiscal quarter and a loss of $2,838,000 in the fourth fiscal quarter of fiscal 2002. Pro-forma loss per share for fiscal 2003 was $.04, compared to a loss of $.38 reported in fiscal 2002. (Pro-forma profit or loss represents a non-GAAP financial measure. A table reconciling this measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

Pumatech’s fourth-quarter 66 percent year-over-year revenue growth was fueled by wins in both the technology licensing and enterprise sales arenas. In fiscal 2003, Pumatech signed agreements with a host of leading companies, including Microsoft, Oracle, Sharp, SAP, Hitachi, America Online, PeopleSoft, NEC, Intuit and Saratoga Systems. In addition, Pumatech extended relationships with a number of enterprise customers, including Procter & Gamble, Morgan Stanley, Eastman Kodak and General Motors. Pumatech also continued to accelerate its synchronization leadership position in Japan, supported by server-based deals with customers such as Kajima Corporation, J-PHONE Co. Ltd., Meiji Life Insurance Company and Hiroshima Gas Co., Ltd.

In a report released in July 2003 by IDC research, Worldwide Mobile Middleware Competitive Analysis, 2003: Forecast for 2003-2007, Pumatech was rated as a “Leader” in the “Pure Play Enterprise-centric Mobile Middleware” market, while Pumatech’s wholly owned subsidiary, Starfish Software, achieved “Leadership” status in the “Pure Play Mobile Operator-centric Mobile Middleware” category.

Woodson (Woody) Hobbs, president and CEO of Pumatech, said, “Our improved financial results in 2003 were the product of an outstanding team’s excellent execution. While the industry and the economy were struggling, we posted revenue increases in every quarter. Our recent acquisitions and internal development have all been aimed at shifting our focus from cabled PDAs to wireless handhelds, smartphones, laptops and tablets. In addition to the wireless space, we continue to grow our leadership in the Application Data Synchronization arena, where we have deals with most of the major CRM/SFA vendors. We are well along our way toward integrating our recent acquisitions into our operations, and we believe the technologies acquired from Starfish and Loudfire will make positive revenue contributions in fiscal 2004.”

For the fourth quarter of fiscal 2003, 56 percent of revenue came from Pumatech’s technology licensing offerings, while 44 percent was attributed to the Company’s enterprise and retail software. Technology licensing revenue includes platform licensing and related professional services for corporations choosing to integrate or embed the Company’s various technologies, including those of Pumatech’s recently acquired subsidiary, Starfish Software, Inc. Enterprise and retail revenue includes channel and direct sales of the Company’s Intellisync®, Enterprise Intellisync®, Enterprise Intellisync Server and Satellite Forms® products licensed to corporations for internal use.

Total license revenues grew 10 percent in the fourth quarter compared to the prior quarter despite seasonal slowness in Europe and the retail channel.

The Company ended the quarter with cash and short-term investments of approximately $27.2 million, with no long-term debt obligations.

“We made solid progress during fiscal 2003, both in terms of revenue growth and the bottom line,” explained Keith Kitchen, Pumatech’s vice-president of finance and chief accounting officer. “By refining our Company’s focus and controlling expenses, we were able to improve from a loss per share of $.77 in fiscal 2002 to just $.17 in fiscal 2003. On the revenue side, despite difficult market conditions, our average compound quarterly revenue growth in fiscal 2003 was nearly 14 percent – well within the 10 to 20 percent range for average compound quarterly revenue growth announced earlier this year.”

PUMATECH FOURTH-QUARTER HIGHLIGHTS

•	Acquired substantially all of the assets of Loudfire, Inc., of Tulsa, Okla., developer of LoudPC software. LoudPC is designed to allow anyone with an Internet browser or Web-enabled phone to enjoy real-time access to email and PIM (personal information management) data in Microsoft Outlook or Outlook Express. The product also provides secure access to pre-specified files or folders residing on a host PC.

•	Signed an agreement to acquire substantially all of the assets of Spontaneous Technology (SponTec) of Salt Lake City, Utah. SponTec’s secure, carrier-grade enterprise VPN technology is designed to allow remote, secure access to corporate applications from any wireless device or operating system such as Microsoft (NT & Pocket PC), SUN (Solaris, Java, J2ME), Palm and Symbian – without requiring infrastructure changes by IT.

•	Announced the licensing of Pumatech’s Application Data Synchronization platform to Intuit, Inc., a leading provider of business and financial management solutions for small businesses, consumers and accounting professionals. Intuit is using Pumatech’s technology to synchronize address book data between Quicken Premier Home & Business and important groupware and PIM (Personal Information Management) applications, including Microsoft Outlook 97 and 2000; ACT! 3.0.8, 4.0.2 and 2000, and Palm Desktop software.

•	Announced new licensing agreements that demonstrate the unique new uses for Pumatech’s software. These types of applications are expected to greatly increase the number of devices utilizing our software:

o	Garmin International, Inc., a unit of Garmin Ltd., provider of Global Positioning System (GPS) technology and an innovator in consumer electronics, selected Intellisync Lite to supply PIM-related synchronization capabilities for its new, iQue 3600 handheld device – the first PDA to include integrated GPS technology.

o	NEC will bundle Intellisync Lite with its NEC 515 high-definition mobile phones sold through AT&T Wireless retail outlets in the U.S. and Asia. The solution synchronizes contacts, calendars and tasks between NEC’s SyncML phones and essential PC applications such as Microsoft Outlook.

•	Announced that Z-Tel Technologies, Inc., a leading provider of local, long distance and enhanced telecommunications services, will incorporate Pumatech’s Intellisync synchronization technology into its communications offerings. The combined solution will allow Z-Tel customers to synchronize contact data between their home phones and Microsoft Outlook 98/2000/2002, Microsoft Outlook Express 5.0 and 6.0, and Palm Desktop 3.5/4.01 PIM (Personal Information Management) applications.

•	Signed a co-development agreement with Hitachi, Ltd. to synchronize Hitachi’s Web-based groupware, named BROADNET BOXER, with PDAs, iCal on Macintosh and Microsoft Outlook on PCs.

•	Joined the Russell 3000 Index when the broad-market index was reconstituted on June 30, 2003 by the Frank Russell Company. Annual reconstitution of the Russell indexes captures the 3000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000.

INVESTOR CONFERENCE CALL

Pumatech will host a live teleconference call at 5:30 p.m. Eastern Time on August 27, 2003 to discuss financial results and business highlights for the Company’s fourth fiscal quarter and full year, which ended July 31, 2003. During the call, Pumatech management will discuss the Company’s view on revenue and earnings forecasts, and may also answer questions concerning business and financial developments and trends. To participate in the conference call, dial 1-800-399-6229 or 1-706-634-5097 (international) a few minutes ahead of time (no passcode required). If you are unable to participate, a replay will be available from 7 p.m. Eastern Time on August 27, 2003 for 48 hours. To access, please dial 1-800-642-1687, or 1-706-645-9291 (international), reservation number 2266259. In addition, the replay will be available for 90 days via the Internet at www.pumatech.com.

Pumatech will also provide information pertaining to forward guidance, as well as Q4 2003 financial results, on the Web at www.pumatech.com/investors/Q403. This information will be available for viewing prior to the start of the conference call on August 27, 2003.

ABOUT PUMATECH

Pumatech, Inc. (NASDAQ: PUMA) provides organizations with a comprehensive suite of software products and services that synchronizes and distributes critical information throughout the enterprise. Organizations can choose to use Pumatech’s ready-made enterprise offerings, or they can leverage Pumatech’s professional services team to create custom solutions built upon Pumatech’s core enterprise platform. Pumatech’s customer and strategic partner base includes Global 2000 companies such as Microsoft, Oracle, PeopleSoft, America Online, Yahoo!, NTT DoCoMo, Eastman Kodak and IBM. The Company has headquarters in Silicon Valley and offices in Amsterdam, Munich, Tokyo and London. Pumatech offers more information on its products and services at www.pumatech.com.

The forward-looking statements above in this news release, including statements related to improved revenues, target revenue growth and other financial results, the timing of such improved financial results, the Company’s ability to build on its quarterly results, and the benefits of new business partnerships, professional services and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the Japanese and European economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, the integration of the Starfish and LoudPC acquisitions, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on

Form 10-K for the year ended July 31, 2002 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Pumatech disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Pumatech, the Pumatech logo, Intellisync, Enterprise Intellisync and Satellite Forms are trademarks of Pumatech, Inc., that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

PUMATECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED JULY 31,		TWELVE MONTHS ENDED JULY 31,
	2003	2002	2003	2002(1)
Revenue
License	$5,328	$3,736	$19,169	$19,167
Services	1,976	668	5,691	3,773
Total revenue	7,304	4,404	24,860	22,940
Cost and operating expenses:
Cost of revenue	1,262	911	4,008	6,591
Research and development	1,947	3,244	7,290	15,073
Sales and marketing	3,076	2,544	11,330	15,125
General and administrative	1,233	1,546	4,374	4,683
In-process research and development	—	—	406	—
Amortization of goodwill	—	682	—	3,462
Amortization of other intangible assets	234	404	709	1,701
Non-cash stock compensation	672	72	1,742	367
Loss on impairment of assets	—	5,249	—	5,249
Restructuring and other charges	795	2,027	795	5,595

Total cost and operating expenses	9,219	16,679	30,654	57,846

Operating loss	(1,915)	(12,275)	(5,794)	(34,906)
Other income, net	174	184	738	1,140
Other-than-temporary impairment of investments	—	(185)	(2,394)	(380)

Loss before income taxes	(1,741)	(12,276)	(7,450)	(34,146)
Provision for income taxes	(59)	(91)	(286)	(372)

Net loss	$(1,800)	$(12,367)	$(7,736)	$(34,518)

Net loss per share:
Basic and diluted	$(0.04)	$(0.27)	$(0.17)	$(0.77)

Shares used in per share calculation:
Basic and diluted	47,071	45,193	46,222	44,712

Supplemental information (2):
Net loss	$(1,800)	$(12,367)	$(7,736)	$(34,518)
Pro forma items:
In-process research and development	—	—	406	—
Amortization of goodwill	—	682	—	3,462
Amortization of other intangible assets	234	404	709	1,701
Non-cash stock compensation	672	72	1,742	367
Loss on impairment of assets	—	5,249	—	5,249
Restructuring and other charges	795	2,027	795	5,595
Other-than-temporary impairment of investments	—	185	2,394	380
Loss on impairment of engineering software (3)	—	580	—	580
Write-off (recovery) of lease payments (4)	(60)	330	(60)	330

Pro forma net loss	$(159)	$(2,838)	$(1,750)	$(16,854)

Pro forma net loss per share:
Basic and diluted	$(0.00)	$(0.06)	$(0.04)	$(0.38)

Shares used in per share calculation:
Basic and diluted	47,071	45,193	46,222	44,712

(1)	Certain prior period balances have been reclassified to conform to current period presentation.

(2)	The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Pro forma income or loss is used by investors and analysts of Pumatech, Inc. (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of pro forma income or loss, excluding amortization of intangible assets, non-cash stock compensation and non-recurring charges, provides useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above pro forma information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(3)	Recorded in research and development in the reported condensed consolidated statements of operations.

(4)	Recorded in general and administrative in the reported condensed consolidated statements of operations.

PUMATECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	JULY 31, 2003	JULY 31, 2002(1)
ASSETS
Current assets:
Cash and cash equivalents	$7,842	$4,331
Short-term investments	19,317	30,100
Accounts receivable, net	5,469	3,009
Inventories, net	113	76
Other current assets	882	1,020

Total current assets	33,623	38,536
Property and equipment, net	1,153	2,037
Goodwill, net	2,731	2,731
Other intangible assets, net	2,734	565
Restricted cash	296	352
Other assets	630	3,091

TOTAL ASSETS	$41,167	$47,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,619	$995
Accrued liabilities	3,816	4,764
Current portion of borrowings	—	2,000
Deferred revenue	2,015	2,678

Total current liabilities	8,450	10,437
Other liabilities	921	1,991

Total liabilities	9,371	12,428
Stockholders’ equity:
Common stock, $0.001 par value; 80,000 shares authorized; 47,752 and 45,851 shares issued and outstanding at July 31, 2003 and 2002	48	46
Additional paid-in capital	153,986	149,193
Receivable from stockholders	(112)	(330)
Deferred stock compensation	(459)	(226)
Accumulated deficit	(121,661)	(113,925)
Other comprehensive income (loss)	(6)	126

Total stockholders’ equity	31,796	34,884

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,167	$47,312

(1)	Certain prior period balances have been reclassified to conform to current period presentation.